EXHIBIT 23.2





The Board of Directors
Southern States Cooperative, Incorporated:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

(signed) KPMG Peat Marwick LLP


Atlanta, Georgia
December 18, 1998